EXHIBIT 4.1

                                WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of October 16, 1989, between Strategic Acquisitions, Inc., a Nevada corporation (hereinafter called the "Company"), and American Stock Transfer & Trust Company, 99 Wall Street, New York, New York 10006, as warrant agent (hereinafter called the "Warrant Agent").

     WHEREAS, the Company has proposed to issue and sell to the public 40,000 Units, offering price $6.00 per unit (the "Units"), together with a 15% over-allotment provision, each Unit consisting of six shares (the "Unit Shares") of its authorized but unissued shares of common stock, par value $.001 (the "Common Stock"), thirty Class A redeemable common stock purchase warrants, thirty Class B redeemable common stock purchase warrants and thirty Class C redeemable common stock purchase warrants (the Class A, Class B and Class C common stock purchase warrants being referred to herein as the "Unit Warrants");

     WHEREAS, each Unit Warrant is immediately detachable and may be traded separately on the basis of one Warrant evidencing the right to purchase one share of Common Stock;

     WHEREAS, each Class A Unit Warrant entitles the holder to purchase one share of Common Stock at the price of $.75 per share for an eighteen month period commencing immediately from the effective date of this offering;

     WHEREAS, each Class B Unit Warrant entitles the holder to purchase one share of Common Stock at the price of $.875 per share for a two year period commencing immediately from the effective date of this offering;

     WHEREAS, each Class C Unit Warrant entitles the holder to purchase one share of Common Stock at the price of $1.00 per share for a two year period commencing immediately from the effective date of this offering;

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Unit Warrants;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as Agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

     Section 2. Section 2. Form of Warrant. The text of the Warrant and of the form of election to purchase shares to be printed on the reverse thereof shall be substantially as set forth respectively in Exhibits "A", "B" and "C" attached hereto. The per share Warrant price for each class of Warrants and the number of shares issuable upon exercise of the Unit Warrants

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are  subject  to  adjustment  upon the  occurrence  of  certain  events,  all as hereinafter provided. The Unit Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or Vice President of the Company, under its corporate seal, affixed or facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     The Unit Warrants shall be dated as of the date of issuance by the Warrant Agent, either upon initial issuance or upon transfer or exchange.

     Section 3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Unit Warrants. Upon the initial issuance of the Unit Warrants, the Warrant Agent shall issue and register the Unit Warrants in the names of the respective holders thereof. The Unit Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Unit Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or such delivery.

     Section 4. Transfers and Exchanges. The Warrant Agent shall transfer, from time to time, any outstanding Unit Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Unit Warrant shall be issued to the transferee and the surrendered Unit Warrant shall be cancelled by the Warrant Agent. Unit Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Unit Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Unit Warrant, or other Unit Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Common Shares.

     Section 5. Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of the Unit Warrants shall have the right, which may be exercised commencing as of 11:00 A.M. New York City time on October 16, 1989, the effective date of the offering, to purchase from the Company the number of shares in respect of which such Unit Warrants are then exercised. The Company shall then issue and sell such fully paid and non-assessable Common Shares specified in such Unit Warrants at the exercise prices therein stated (the "Warrant Price"), upon surrender to the Company at the office of the Warrant Agent of such Unit


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


Warrants, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price as determined in accordance with the provisions of Section 9 and 10 of this Agreement. Payment of such Warrant Price shall be made in cash or by certified check or bank draft for any Common Shares issuable upon exercise of a Unit Warrant. Subject to Section 6, upon such surrender of Unit Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Unit Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full Common Shares so purchased upon the exercise of such Unit Warrants, together with cash, as provided in Section 11 of this Agreement, in respect of any fraction of a Common Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Unit Warrants and payment of the Warrant Price as aforesaid; provided however, that if, on the date of surrender of such Unit Warrants, the transfer books for such Common Shares or other class of stock purchasable upon the exercise of such Unit Warrants shall be closed, the certificates for such shares in respect of which such Unit Warrants are then exercised shall not be issued until such books shall be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books aforesaid, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Unit Warrants shall be exercisable at the election of the registered holders, thereof, either as an entirety or from time to time for part only of the shares specified therein and, in the event that any Unit Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Unit Warrant, a new Unit Warrant or Unit Warrants will be issued to such registered holder for the remaining number of shares specified in the Unit Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Unit Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Unit Warrants duly executed on behalf of the Company for such purpose.

     The redeemable Class A, Class B and Class C Unit Warrants are callable by the Company at any time prior to their conversion, with a notice of call sent in writing to the Warrant holders of record, giving a 30 day notice of such call. The call price is $.01 per Warrant. Any Warrants, either not converted or tendered back to the Company by the end of the date specified in the notice of call, shall expire on the books of the company and cannot be exercised.

     Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Shares issuable upon the exercise of the Unit Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Common Shares in a name other than that of the registered holder of the Unit Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for Common Shares or any warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     Section 7. Mutilated or Missing Warrants. In case any of the Unit Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Unit Warrant, or in lieu of and

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

substitution for the Unit Warrant lost, stolen or destroyed, a new Unit Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Unit Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Unit Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

     Section 8. Reservation of Common Shares. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Shares, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Unit Warrants, and the Transfer Agent for the Common Shares and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares and shall be requisite for such purpose. The Company agrees that all Common Shares issued upon exercise of the Unit Warrants shall be, at the time of delivery of the certificates for such Common Shares, validly issued and outstanding, fully paid and non-assessable and listed on any national securities exchange upon which the other Common Shares are then listed on or prior to the date that the Unit Warrants shall be exercisable as provided in Section 5 hereof. Furthermore, the Company will register or otherwise qualify the Common Shares issuable upon exercise of the Unit Warrants pursuant to the provisions of the Securities Act of 1933; and so long as any unexpired Unit Warrants remain outstanding the Company will file such amendments and/or supplements to any registration statement or notification covering the issuance of such Common Shares and supplements and keep current any prospectus or offering circular forming a part of such registration statement or notification as may be necessary to permit it to deliver to each person exercising a Unit Warrant, a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act of 1933 and any regulation promulgated thereunder, together with any other pertinent regulations of the Securities and Exchange Commission and otherwise complying with such Act and regulations thereunder, and will deliver such a prospectus or offering circular to each such person. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Shares and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Unit Warrants. The Transfer Agent is hereby irrevocably authorized to requisition from the Company from time to time such stock certificates required to honor outstanding Unit Warrants. The Company will supply such Transfer Agent duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be paid in the exercise of the rights thereby evidenced, and the Transfer Agent shall then cancel such rights and deliver the cancelled Unit Warrants to the Company. Such cancelled Unit Warrants shall constitute sufficient evidence of the number of Common Shares which have been issued upon the exercise of such Unit Warrants. Promptly after the date of expiration of each class of Unit Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Unit Warrants then outstanding for such expired class, and thereafter no Common Shares shall be issued in exchange for such Unit Warrants which have expired.



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


     Section 9. Unit Warrant Prices.

     (a) The redeemable Class A Warrant Price at which Common Stock shall be purchasable commencing with the effective date of this offering and continuing for a total of eighteen months shall be $.75 per share.

     (b) The redeemable Class B Warrant Price at which Common Stock shall be purchasable commencing from the effective date of this offering and continuing for a total of two years shall be $.875 per share.

     (c) The redeemable Class C Warrant Price at which Common Stock shall be purchasable commencing from the effective date of this offering and continuing for a total of two years shall be $1.00 per share.

     Section 10.  Adjustments.Subject  and  pursuant to the  provisions  of this
Section 10, the Warrant Price and number of Common Shares subject to the Unit Warrants shall be subject to adjustment from time to time as set forth hereinafter.

     (a) If at any time or from time to time, the Company shall, by subdivision, consolidation or reclassification of shares, or otherwise, change as a whole the outstanding shares of Common Stock into a different number of class of shares, the number and class of shares as so changed shall, for the purpose of the Unit Warrants and the terms and conditions hereof, replace the shares outstanding immediately prior to such change, and the price and number of shares purchasable under the Unit Warrants immediately prior to the date on which such change shall become effective shall be proportionately adjusted.

     (b) Irrespective of any adjustment or change in the Warrant Price or number of securities actually purchasable under the Unit Warrants of like tenor, the Unit Warrants theretofore and thereafter issued may continue to express the Warrant Price and the number of securities purchasable thereunder as the Warrant Price and the number of securities purchasable were expressed on the Unit Warrants when initially issued.

     (c) If at any time while the Unit Warrants are outstanding, the Company shall consolidate with or merge into another corporation, firm or entity, or otherwise enter into a form of business combination, the holders of the Unit Warrants shall thereafter be entitled upon exercise thereof to purchase, with respect to each security purchasable thereunder immediately prior to the date on which such consolidation, merger or other form of business combination shall become effective, the securities or property to which a holder of one such security would have been entitled upon such consolidation or merger, without any change in, or payment in addition to, the Warrant Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all the provisions of the Unit Warrants shall thereafter be applicable, as nearly as reasonably may be in relation to any securities on property thereafter deliverable upon the exercise of the Unit Warrants.


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


     (d) Upon the happening of any event requiring an adjustment of the Warrant Price hereunder, the Company shall forthwith give written notice thereof to each registered holder of the Unit Warrants stating the adjusted Warrant Price and the adjusted number of securities purchasable upon the exercise thereof resulting from such event, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Company's independent public accountant shall be conclusive evidence of the correctness of any computation made hereunder.

     Section 11. Fractional Interest. The Company shall not be required to issue fractions of Common Shares on the exercise of the Unit Warrants. If any fraction of a Common Share would, except for the provisions of this Section, be issuable on the exercise of any Unit Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current market value of such fraction based upon the current market price of the Common Share determined in the manner set forth below. For purposes of this Section 11, the current market price on each day shall be the average of the last reported bid and asked price, regular way, or, in case no reported sale takes place on such day, the average of the reported closing bid and asked prices on the last day that trading occurred, regular way, in either case on any national securities exchange on which the Common Shares are listed or admitted to trading, or, if the Common Shares are not listed or admitted to trading on any such exchange, the average of the bid and asked price on such day as reported on NASDAQ, or if such shares are not then listed on NASDAQ, as reported by National Quotation Bureau Incorporated or any similar organization selected from time to time by the Company for such purpose. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     Section 12. Notice to Unit Warrant Holders.

     (a) Upon any adjustment of the Warrant Price and the number of shares issuable on exercise of a Unit Warrant, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Unit Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also publish such notice once in an Authorized Newspaper. For the purposes of this agreement, an Authorized Newspaper shall mean a newspaper customarily published on each business day, in one or more morning editions or one or more evening editions, or both (and whether or not it shall be published in Saturday and Sunday editions or on holidays), printed in the English language and of general circulation in the Borough of Manhattan, City and State of New York. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

     (b) In case at any time:

          (i) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;


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          (ii) the Company shall offer for  subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

          (iv) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company; then, in any one or more of such cases, the Company shall give written notice to all Unit Warrant holders of record and publish the same in the manner set forth in Section 12(a) hereof on the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or
     (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, and such notice shall be given and published at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 12 inclusive.

     Section 13. Disposition of Proceeds upon Exercise of the Unit Warrants.

     (a) The Warrant Agent shall account promptly to the Company with respect to the Unit Warrants exercised and shall have deposited concurrently in a special account in a bank designated by the Company for the benefit of the Company all moneys received by the Warrant Agent for the purchase of Common Stock through the exercise of such Unit Warrants.

     (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Unit Warrants during normal business hours.

     Section 14. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation or company which may succeed to the business of the Warrant Agent by any merger, consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or Company succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Unit Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the counter-signature of the original Warrant Agent and deliver such Unit Warrants so countersigned; and in case at that time

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

any of the Unit Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Unit Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Unit Warrants shall have the full force provided in the Unit Warrants and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Unit Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Unit Warrants so countersigned; and in case at that time any of the Unit Warrants shall not have been countersigned, the Warrant Agent may countersign such Unit Warrants either in its previous name or in its changed name; and in all such cases such Unit Warrants shall have the full force provided in the Warrant Agreement and in this Agreement.

     Section 15. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of the Unit Warrants, by their acceptance thereof, shall be bound:

     (a) The statements of fact and recitals contained herein and in the Unit Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Unit Warrants except as herein expressly provided.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Agreement to be complied with by the Company.

     (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.


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


     (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of the Unit Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under the Unit Warrants may be enforced by the Warrant Agent without the possession of any of the Unit Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Unit Warrants, as their respective rights or interests may appear.

     (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Unit Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (h) The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

     (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

     (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or Assistant Secretary of the Company.

     Section 16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Unit Warrants notice by mailing such notice to the holders at their addresses appearing on the Unit Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Unit Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Unit Warrant (who shall, with such notice, submit his Unit Warrant for inspection by the Company), then the registered holder of any Unit Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the State of New York or of the United States of America. After appointment, the successor warrant agent shall be vested with the same powers, rights, dudes and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all cancelled Unit Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

     Section 17. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Shares or of any subsequent transfer agent for the Common Shares or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Unit Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

     Section 18. Notices. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Unit Warrant to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows: Strategic Acquisitions, Inc., c/o Victor Edwin Stewart, Esq., 220 East 65th Street, Suite 6M, New York, New York 10021.

     Section 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of the Unit Warrants in order to cure an ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Unit Warrants and which shall not adversely affect the interests of the holders of the Unit Warrants.

     Section 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 21. New York Contract. This Agreement and each Unit Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York.

     Section 22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the registered holders of the Unit Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Unit Warrants.

     Section 23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                    STRATEGIC ACQUISTIONS, INC.


   [Corporate Seal]

                                    By: /s/ Richard S. Kaye
                                        -----------------------
                                        Authorized Officer


                                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                    /s/ American Stock Transfer & Trust Company

[Corporate Seal]